UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 30, 2013, Aethlon Medical, Inc. (“Registrant” or the “Company”) entered into a unit purchase agreement (the “Unit Purchase Agreement”) and subscription agreements (the “Subscription Agreements”) with 5 accredited investors (collectively, the “Purchasers”), pursuant to which the Purchasers purchased an aggregate of 21.60 units (collectively, the “Units”) from the Company, with each Unit consisting of (a) one hundred thousand (100,000) shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at a purchase price of $0.125 per share and (b) a warrant to purchase fifty thousand (50,000) shares of Common Stock (collectively, the “Warrants”). The Purchasers acquired an aggregate of 2,160,000 shares of Common Stock and Warrants to acquire up to an aggregate of 1,080,000 shares of Common Stock for an aggregate purchase price of $270,000.

In accordance with the terms of the Unit Purchase Agreement, the offering of securities thereunder terminated on December 31, 2013. The aggregate gross proceeds received by the Company under the Unit Purchase Agreement and related Subscription Agreements are $1,795,900, including the sales previously reported by the Company in reports on Form 8-K filed on November 6, 2013, November 20, 2013, and December 16, 2013 (the “Prior Sales”).

A FINRA registered broker-dealer was engaged as placement agent in connection with the private placement.  We paid the placement agent a cash fee in the amount of $44,900 (representing the third of four advisory fee installments in the amount of $12,500 (for services not related to this offering), a 10% sales commission, and a 2% non-allocable expense allowance) and will issue the placement agent or its designees Warrants to purchase an aggregate of 324,000 shares of Common Stock.

Including payments and issuances made in connection with the Prior Sales, we have paid the placement agent an aggregate cash fee in the amount of $270,508 and have issued or will issue the placement agent or its designees Warrants to purchase an aggregate of 2,155,080 shares of Common Stock.

The Warrants issued to the Purchasers and the placement agent (each, a “Holder”) are exercisable for a period of five years from the date of issuance at an exercise price of $0.22, subject to adjustment. A Holder may exercise a Warrant by paying the exercise price in cash or by exercising the Warrant on a cashless basis. In the event a Holder exercises a Warrant on a cashless basis, we will not receive any proceeds. The exercise price of the Warrants is subject to customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like. Each Holder has contractually agreed to restrict its ability to exercise its Warrant such that the number of shares of the Common Stock held by the Holder and its affiliates after such exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of Common Stock.

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The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Each Purchaser is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.   This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing description of the Unit Purchase Agreement, the Subscription Agreements, and the Warrants does not purport to be complete and is qualified in its entirety by the form of Warrant attached hereto as Exhibit 4.1, the form of Unit Purchase Agreement attached hereto as Exhibit 10.1 and the form of Subscription Agreement attached hereto as Exhibit 10.2, each of which is incorporated herein by reference. Readers should review such documents for a complete understanding of the terms and conditions associated with this transaction.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Unit Purchase Agreement
10.2	Form of Subscription Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: January 7, 2014	Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Unit Purchase Agreement
10.2	Form of Subscription Agreement

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